Valor Communications Group
Safe Harbor Statement
Senior Management Representatives
Investment Highlights
Company Overview
Well-Clustered Rural Markets
Favorable Rural Characteristics
Limited Competition
Positive Regulatory Environment
Texas Universal Service Fund
Experienced Leadership
Executing on a Focused Strategy
Increase Penetration of Higher Margin Services
Improve Operating Efficiency and Profitability
Provide Superior Service and Customer Care
Pursue Selective Strategic Acquisitions
Financial Goals
Financial Overview
Access Line Trends
Capital Expenditures
Investment Highlights

Valor Communications Group Raymond James 26th Annual Institutional Investors Conference March 9th 2005

Safe Harbor Statement Some of the statements included herein may include forward looking statements which reflect our current views with respect to future events and financial performance. Statements which include the words "expect," "intend," "plan," "believe," "project," "anticipate" and similar statements of a future or forward- looking nature identify forward-looking statements for the purposes of the federal securities laws or otherwise. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements.

Senior Management Representatives Jack Mueller Chief Executive Officer, President and Director 4 Keith Terreri Vice President - Finance & Treasurer

Investment Highlights 6 Strong, Stable and Growing Cash Flow Generation Well Clustered Rural Markets with Limited Competition Positive Regulatory Environment in Valor Territory Strong Track Record of Results Executing on a Focused Strategy Experienced Management Team with Significant Public Company Experience

Company Overview Formed in 2000 to acquire select telephone assets from GTE Southwest (Verizon) Rural Local Exchange Carrier (RLEC) offering local, long distance, Internet and data services 7th largest ILEC in the US with approximately 540,000 access lines in rural Texas, New Mexico, Oklahoma and Arkansas For the full year ending 12/31/04, Valor generated approximately: Revenue of $507.3 million, +2.0% versus year ago Adjusted EBITDA of $275.1 million, +4.7% versus year ago Adjusted EBITDA - Capex of $209.5 million, +8.7% versus year ago 7

Well-Clustered Rural Markets Strong local presence Has been serving its customers for over 75 years 73%/27% residential/ business access line mix Over $360 million of capital invested since inception to create a state of the art network 8 NY001FQK_a.jpg

Favorable Rural Characteristics Lines per Square Mile 11 FRP 13 CTL 14 IWA 15 CCI 53 CTCO 68 Non-Rural Carrier Average 128 Access Lines Per Square Mile 9 Source: Company filings for CenturyTel, Commonwealth Communications, FairPoint, Iowa Telecom, Valor and Non-Rural Carrier Average and Investor Presentation for Consolidated Communications, Inc. # of Valor Markets Per Size of Markets Served Lines per Square Mile <2,000 Lines 196 2,000 - 5,000 Lines 41 5,000 - 10,000 Lines 13 >10,000 Lines 7 Low Teledensity = High Barrier to Entry

Limited Competition Valor Has Limited Competition in the Rural Markets It Serves 10

Positive Regulatory Environment Federal Texas (60% of lines) Very little exposure to high cost USF Fund (less than 1% of revenue) Price Cap regulation Stable Texas USF support Anticipate no material changes in 2005 legislative session Pass through funded by rate payers Plan over-funded Most wireless carriers not eligible 11 Oklahoma (22% of lines) New Mexico (18% of lines) Awarded first rate increase on properties in 20 years Proposed legislation will put ILECs on regulatory parity w/ CLECs and Cox Price cap regulation Recently won added pricing flexibility Actively seeking through New Mexico legislature Texas USF- like structure

The TUSF was designed to eliminate implicit subsidies in access rates and provide explicit support to local carriers in high cost areas Prior to TUSF, Valor/GTE had intrastate Access rates of ~ $.065 per minute; now intrastate access rates are $.018 - $.02 per minute, among the lowest in the nation TUSF is not under pressure like Federal USF because the fund is not capped at an arbitrary rate and Wireless carriers are not funded unless they meet LEC service guidelines TPUC (2003) and the Texas House Committee on Regulated Industries (2004) have reviewed the TUSF and recommended no changes Texas Universal Service Fund 12 Fund is Stable and Secure

Experienced Leadership Management team has significant industry experience 13

Executing on a Focused Strategy Leverage cross selling and bundling opportunities Provide superior service and customer care Improve operating efficiency and profitability Increase penetration of higher margin services Pursue selective strategic acquisitions 14

Increase Penetration of Higher Margin Services 15 Average Revenue per Access Line per Month Best-in-Class ARPU 2001 64.11 2002 69.56 2003 73.48 2004 86.6 77.07

Increase Penetration of Higher Margin Services (cont'd) LD Penetration Bundle Penetration Best in Class 2001 11 1.3 2002 23 13.5 2003 34 16.5 2004 40 21.6 58 LD / Bundle Penetration 16 Valor LD Penetration Valor Bundle Penetration

Increase Penetration of Higher Margin Services (cont'd) Revenue per Line Total Revenue 2001 511 424.9 2002 3510 479.9 2003 8779 497.3 2004 22884 DSL Subscribers / Penetration 17 [

Improve Operating Efficiency and Profitability Focused on driving cost structure down Renegotiated major vendor contracts Headcount reduced while customer satisfaction and revenue have grown Through end of 2004, reduced headcount by approximately 360 positions from November 2002 18 Legend Text P&C Insurance Series 6 11/2/2002 1742 12/2/2002 1643 6/1/2003 1664 12/1/2003 1540 6/1/2004 1429 9/1/2004 1423 12/1/2004 1383 Total Headcount

Provide Superior Service and Customer Care Legend Text Customer Service Calls (in 000's) Q1'03 395.774 Q2'03 371.055 Q3'03 390.744 Q4'03 320.845 Q1'04 316.225 Q2'04 292.832 Q3'04 333.812 Q4'04 289.123 Customer calls declined 15% from Q1'03 19 Legend Text PUC Complaints Q1'03 167 Q2'03 186 Q3'03 122 Q4'03 85 Q1'04 64 Q2'04 51 Q3'04 54 Q4'04 51 PUC complaints fell 68% from Q1'03

Pursue Selective Strategic Acquisitions 20 Growth through acquisitions that are accretive to free cash flow and consistent with prudent balance sheet management Disciplined approach to evaluating acquisition opportunities Leverage existing back office infrastructure and management expertise Scalable IT, billing, and customer support system Leverage current organizational structure Successfully acquired and integrated Kerrville Communications Corporation in January 2002

Financial Goals Focus on free cash flow growth Maintain prudent leverage Minimize interest rate risk exposure Maintain consistent high dividend payout ratio Pursue investment policies that are accretive to free cash flow 22

Financial Overview (1) Calculated using average access lines (2001 - 552,316; 2002 - 574,922; 2003 - 564,027; 12/31/04 - 548,541) ($ in Thousands except per line items) 23

Access Line Trends 24

Growth 2001 107.9 2002 89.5 2003 69.9 2004 65.5 Capex % of Revenue 2001 107.9 0.254 2002 89.5 0.187 2003 69.9 0.14 2004 65.5 0.129 $ Capital Expenditures ($ in millions except per line items) After $360MM of investment since inception, management does not anticipate significant repair or modernization expenditures in the near term Capex / Line: $195 $156 $124 $119 25

Investment Highlights 29 Strong, Stable and Growing Cash Flow Generation Well Clustered Rural Markets with Limited Competition Positive Regulatory Environment in Valor Territory Strong Track Record of Results Executing on a Focused Strategy Experienced Management Team with Significant Public Company Experience